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                                                                    EXHIBIT 23.1

                                 EXHIBIT INDEX


Exhibit No.                          Exhibits
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     23.1                      Consent of Accountants.
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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Form 8-KA of our report dated July 3, 1997 on the Statement of Gross Oil and Gas Revenue and Direct Operating and Production Expenses of The Acquisition Properties of PetroCorp Incorporated for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of the Acquisition Properties of PetroCorp Incorporated subsequent to December 31, 1996 or performed any procedures subsequent to the date of our report.

                                                 /s/ ARTHUR ANDERSEN LLP

                                                 ARTHUR ANDERSEN LLP

New Orleans, Louisiana
September 4, 1997